Free Writing Prospectus (To the prospectus dated April 4, 2011, as supplemented by the preliminary prospectus supplement dated April 24, 2012)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 April 26, 2012

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ZIONS BANCORPORATION

Zions Bancorporation / 5 Year Corporates

4.50% 03/27/17 Sr Unsecured | S&P: BBB- | Fitch: BBB- | DBRS: BBB(low) | CUSIP: 989701BB2

Notice: The auction has been extended until 4/26/2012 3:00:33 PM EDT.

Auction Status:	CLOSED
Auction Start:	4/25/2012 4:30 PM EDT
Auction End:	4/26/2012 3:00 PM EDT
Last Update:	**4/26/2012 3:48:16 PM EDT**

Security Type:	**Corporate Bonds**
Issue Type:	Primary
Coupon:	4.500%
Maturity Date:	3/27/2017

Offering Documents

▶ **Auction Details**

Bids

Final Market-Clearing Yield*: 4.442% **Final Market-Clearing Price:** 100.249372

Bidder	Units	Price	Yield	Timestamp	Awarded	Principal	Accrued Interest	Amount Due
#30251	25	101.500000	4.158%	4/25/2012 4:39:52 PM	25 units	$ 25,062.34	$ 106.25	$ 25,168.59
#30327	400	101.500000	4.158%	4/25/2012 5:06:09 PM	400 units	$ 400,997.49	$ 1,700.00	$ 402,697.49
#13196	500	101.500000	4.158%	4/26/2012 10:32:36 AM	500 units	$ 501,246.86	$ 2,125.00	$ 503,371.86
#23152	10	101.500000	4.158%	4/26/2012 12:16:28 PM	10 units	$ 10,024.94	$ 42.50	$ 10,067.44
#30368	45	101.500000	4.158%	4/26/2012 1:30:41 PM	45 units	$ 45,112.22	$ 191.25	$ 45,303.47
#30329	1,000	101.092928	4.250%	4/26/2012 10:29:36 AM	1,000 units	$ 1,002,493.72	$ 4,250.00	$ 1,006,743.72
#30339	5	101.092928	4.250%	4/26/2012 10:50:15 AM	5 units	$ 5,012.47	$ 21.25	$ 5,033.72
#30340	15	101.092928	4.250%	4/26/2012 11:00:58 AM	15 units	$ 15,037.41	$ 63.75	$ 15,101.16
#23639	440	101.092928	4.250%	4/26/2012 12:30:48 PM	440 units	$ 441,097.24	$ 1,870.00	$ 442,967.24
#29171	500	101.092928	4.250%	4/26/2012 2:46:39 PM	500 units	$ 501,246.86	$ 2,125.00	$ 503,371.86
#24582	5	100.916503	4.290%	4/26/2012 11:25:36 AM	5 units	$ 5,012.47	$ 21.25	$ 5,033.72

#29955	1	100.872453	4.300%	4/26/2012 11:48:33 AM	1 unit	$ 1,002.49	$ 4.25	$ 1,006.74
#29824	750	100.750000	4.328%	4/26/2012 11:53:35 AM	750 units	$ 751,870.29	$ 3,187.50	$ 755,057.79
#13264	5	100.542797	4.375%	4/26/2012 2:43:44 PM	5 units	$ 5,012.47	$ 21.25	$ 5,033.72
#29978	40	100.500000	4.385%	4/25/2012 4:32:15 PM	40 units	$ 40,099.75	$ 170.00	$ 40,269.75
#30021	10,000	100.500000	4.385%	4/26/2012 10:38:03 AM	10,000 units	$ 10,024,937.20	$ 42,500.00	$ 10,067,437.20
#29959	300	100.500000	4.385%	4/26/2012 1:15:48 PM	300 units	$ 300,748.12	$ 1,275.00	$ 302,023.12
#29859	25	100.500000	4.385%	4/26/2012 2:39:34 PM	25 units	$ 25,062.34	$ 106.25	$ 25,168.59
#21545	200	100.433193	4.400%	4/26/2012 12:56:43 PM	200 units	$ 200,498.74	$ 850.00	$ 201,348.74
#29955	5	100.433193	4.400%	4/26/2012 1:16:19 PM	5 units	$ 5,012.47	$ 21.25	$ 5,033.72
#30359	25	100.433193	4.400%	4/26/2012 1:42:40 PM	25 units	$ 25,062.34	$ 106.25	$ 25,168.59
#25696	20	100.433193	4.400%	4/26/2012 2:50:59 PM	20 units	$ 20,049.87	$ 85.00	$ 20,134.87
#28702	1,000	100.375000	4.413%	4/26/2012 2:58:41 PM	1,000 units	$ 1,002,493.72	$ 4,250.00	$ 1,006,743.72
#19560	5	100.345610	4.420%	4/26/2012 11:17:47 AM	5 units	$ 5,012.47	$ 21.25	$ 5,033.72
#23424	94	100.279982	4.435%	4/26/2012 2:59:27 PM	94 units	$ 94,234.41	$ 399.50	$ 94,633.91
#28825	10	100.279982	4.435%	4/26/2012 2:59:47 PM	10 units	$ 10,024.94	$ 42.50	$ 10,067.44
#30297	2,000	100.260000	4.440%	4/26/2012 2:59:07 PM	2,000 units	$ 2,004,987.44	$ 8,500.00	$ 2,013,487.44
#19560	10	100.258117	4.440%	4/26/2012 11:17:47 AM	10 units	$ 10,024.94	$ 42.50	$ 10,067.44
#24507	60	100.253745	4.441%	4/26/2012 2:59:09 PM	60 units	$ 60,149.62	$ 255.00	$ 60,404.62
#30065	35,000	100.250000	4.442%	4/25/2012 4:37:39 PM	35,000 units	$ 35,087,280.20	$ 148,750.00	$ 35,236,030.20
#29773	5,025	100.250000	4.442%	4/26/2012 10:35:04 AM	5,025 units	$ 5,037,530.94	$ 21,356.25	$ 5,058,887.19
#27035	10	100.250000	4.442%	4/26/2012 10:44:41 AM	10 units	$ 10,024.94	$ 42.50	$ 10,067.44
#30128	500	100.250000	4.442%	4/26/2012 11:39:07 AM	500 units	$ 501,246.86	$ 2,125.00	$ 503,371.86

#29773	2,500	100.250000	4.442%	4/26/2012 1:18:28 PM	2,500 units	$ 2,506,234.30	$ 10,625.00	$ 2,516,859.30
#30136	10,000	100.250000	4.442%	4/26/2012 2:58:33 PM	10,000 units	$ 10,024,937.20	$ 42,500.00	$ 10,067,437.20
#30352	500	100.250000	4.442%	4/26/2012 2:58:54 PM	500 units	$ 501,246.86	$ 2,125.00	$ 503,371.86
#30298	500	100.250000	4.442%	4/26/2012 2:59:00 PM	500 units	$ 501,246.86	$ 2,125.00	$ 503,371.86
#28214	500	100.250000	4.442%	4/26/2012 2:59:12 PM	500 units	$ 501,246.86	$ 2,125.00	$ 503,371.86
#29773	3,000	100.250000	4.442%	4/26/2012 2:59:51 PM	3,000 units	$ 3,007,481.16	$ 12,750.00	$ 3,020,231.16
#25702	150	100.250000	4.442%	4/26/2012 2:59:55 PM	150 units	$ 150,374.06	$ 637.50	$ 151,011.56
#21117	100	100.250000	4.442%	4/26/2012 2:59:55 PM	100 units	$ 100,249.37	$ 425.00	$ 100,674.37
#23425	10	100.250000	4.442%	4/26/2012 3:00:15 PM	10 units	$ 10,024.94	$ 42.50	$ 10,067.44
#30343	200	100.250000	4.442%	4/26/2012 3:00:19 PM	200 units	$ 200,498.74	$ 850.00	$ 201,348.74
#30094	40,000	100.249372	4.442%	4/26/2012 2:57:48 PM	24,510 units	$ 24,571,121.08	$ 104,167.50	$ 24,675,288.58
#17667	9	100.214404	4.450%	4/26/2012 12:51:00 PM			Rejected: Price	
#29955	24	100.214404	4.450%	4/26/2012 2:05:13 PM			Rejected: Price	
#21117	100	100.200000	4.453%	4/26/2012 2:59:13 PM			Rejected: Price	
#30080	1,500	100.125000	4.470%	4/26/2012 2:55:30 PM			Rejected: Price	
#19253	15	100.110000	4.474%	4/26/2012 1:40:00 PM			Rejected: Price	
#19253	25	100.100000	4.476%	4/26/2012 10:38:03 AM			Rejected: Price	
				Auction Totals:	**100,000 units**	**$ 100,249,372.01**	**$ 425,000.00**	**$ 100,674,372.01**

Page 1 of 3

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated April 24, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche

Bank Securities Inc. toll-free at 1-800-503-4611.

Our Affiliates:

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Results

ZIONS BANCORPORATION

Zions Bancorporation / 5 Year Corporates

4.50% 03/27/17 Sr Unsecured | S&P: BBB- | Fitch: BBB- | DBRS: BBB(low) | CUSIP: 989701BB2

Notice: The auction has been extended until 4/26/2012 3:00:33 PM EDT.

Auction Status:	CLOSED
Auction Start:	4/25/2012 4:30 PM EDT
Auction End:	4/26/2012 3:00 PM EDT
Last Update:	4/26/2012 3:53:43 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	4.500%
Maturity Date:	3/27/2017

Offering Documents

▶ Auction Details

Bids

Final Market-Clearing Yield*: 4.442% Final Market-Clearing Price: 100.249372

Bidder	Units	Price	Yield	Timestamp	Awarded	Principal	Accrued Interest	Amount Due
#30365	25	100.100000	4.476%	4/26/2012 11:57:24 AM		Rejected: Price		
#30370	3	100.100000	4.476%	4/26/2012 1:47:11 PM		Rejected: Price		
#30344	200	100.100000	4.476%	4/26/2012 1:56:17 PM		Rejected: Price		
#21117	100	100.100000	4.476%	4/26/2012 2:58:42 PM		Rejected: Price		
#28825	10	100.083399	4.480%	4/26/2012 1:58:48 PM		Rejected: Price		
#27846	100	100.080000	4.481%	4/26/2012 1:55:24 PM		Rejected: Price		
#29981	2,250	100.062500	4.485%	4/26/2012 12:59:47 PM		Rejected: Price		
#29981	46	100.062500	4.485%	4/26/2012 1:58:40 PM		Rejected: Price		
#21117	100	100.050000	4.488%	4/26/2012 12:47:00 PM		Rejected: Price		
#18480	165	100.039775	4.490%	4/26/2012 10:25:41 AM		Rejected: Price		
#19560	10	100.039775	4.490%	4/26/2012 11:17:47 AM		Rejected: Price

#30353	100	100.030000	4.492%	4/26/2012 2:34:45 PM	Rejected: Price
#29120	28	100.017972	4.495%	4/26/2012 10:38:25 AM	Rejected: Price
#28923	10	100.017972	4.495%	4/26/2012 1:46:23 PM	Rejected: Price
#21363	10	100.010000	4.497%	4/26/2012 12:24:50 PM	Rejected: Price
#30367	100	100.010000	4.497%	4/26/2012 2:03:30 PM	Rejected: Price
#18373	15	100.004892	4.498%	4/26/2012 11:31:54 AM	Rejected: Price
#30369	10	100.004892	4.498%	4/26/2012 1:47:41 PM	Rejected: Price
#16668	10	100.000533	4.499%	4/26/2012 10:57:23 AM	Rejected: Price
#29893	8	100.000533	4.499%	4/26/2012 12:36:50 PM	Rejected: Price
#29978	50	100.000000	4.499%	4/25/2012 4:32:15 PM	Rejected: Price
#30298	1,000	100.000000	4.499%	4/25/2012 4:34:13 PM	Rejected: Price
#29773	4,500	100.000000	4.499%	4/25/2012 4:43:29 PM	Rejected: Price
#30342	250	100.000000	4.499%	4/25/2012 4:48:28 PM	Rejected: Price
#30341	250	100.000000	4.499%	4/25/2012 4:49:58 PM	Rejected: Price
#29772	1,000	100.000000	4.499%	4/25/2012 5:12:46 PM	Rejected: Price
#30323	40	100.000000	4.499%	4/26/2012 10:13:38 AM	Rejected: Price
#30094	56,000	100.000000	4.499%	4/26/2012 10:27:36 AM	Rejected: Price
#23152	20	100.000000	4.499%	4/26/2012 11:53:12 AM	Rejected: Price
#30365	25	100.000000	4.499%	4/26/2012 11:53:52 AM	Rejected: Price
#30080	2,000	100.000000	4.499%	4/26/2012 12:48:54 PM	Rejected: Price
#24773	5	100.000000	4.499%	4/26/2012 1:11:01 PM	Rejected: Price
#24773	5	100.000000	4.499%	4/26/2012 1:11:01 PM	Rejected: Price

#23425	10	100.000000	4.499%	4/26/2012 2:59:38 PM	Rejected: Price
#30339	5	99.996174	4.500%	4/25/2012 4:32:05 PM	Rejected: Price
#30340	20	99.996174	4.500%	4/25/2012 4:36:26 PM	Rejected: Price
#23639	440	99.996174	4.500%	4/25/2012 4:48:27 PM	Rejected: Price
#29171	1,000	99.996174	4.500%	4/25/2012 5:25:09 PM	Rejected: Price
#18226	10	99.996174	4.500%	4/25/2012 5:39:46 PM	Rejected: Price
#7863	25	99.996174	4.500%	4/25/2012 5:41:44 PM	Rejected: Price
#23534	5	99.996174	4.500%	4/25/2012 5:44:59 PM	Rejected: Price
#30359	25	99.996174	4.500%	4/25/2012 6:03:49 PM	Rejected: Price
#27821	1	99.990000	4.501%	4/26/2012 3:28:23 AM	Rejected: Price
#27514	250	99.700000	4.568%	4/26/2012 9:16:49 AM	Rejected: Price
#14269	10	99.565721	4.599%	4/26/2012 10:19:23 AM	Rejected: Price
#29978	175	99.500000	4.614%	4/25/2012 4:32:15 PM	Rejected: Price
#30276	7,000	99.500000	4.614%	4/25/2012 4:43:30 PM	Rejected: Price
#30080	2,000	99.500000	4.614%	4/26/2012 8:58:33 AM	Rejected: Price
#27514	100	99.300000	4.660%	4/26/2012 9:19:14 AM	Rejected: Price
#29773	9,100	99.250000	4.672%	4/25/2012 4:38:48 PM	Rejected: Price

Auction Totals: **100,000 units** **$ 100,249,372.01** **$ 425,000.00** **$ 100,674,372.01**

Page 2 of 3

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated April 24, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche

Bank Securities Inc. toll-free at 1-800-503-4611.

Our Affiliates:

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

ZIONS BANCORPORATION

Results

Zions Bancorporation / 5 Year Corporates

4.50% 03/27/17 Sr Unsecured | S&P: BBB- | Fitch: BBB- | DBRS: BBB(low) | CUSIP: 989701BB2

Notice: The auction has been extended until 4/26/2012 3:00:33 PM EDT.

Auction Status:	CLOSED
Auction Start:	4/25/2012 4:30 PM EDT
Auction End:	4/26/2012 3:00 PM EDT
Last Update:	4/26/2012 3:54:14 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	4.500%
Maturity Date:	3/27/2017

Offering Documents

▶ **Auction Details**

Bids

Final Market-Clearing Yield*: 4.442% **Final Market-Clearing Price:** 100.249372

Bidder	Units	Price	Yield	Timestamp	Awarded	Principal	Accrued Interest	Amount Due
#27514	250	99.250000	4.672%	4/26/2012 9:19:14 AM	Rejected: Price			
#25702	200	99.010000	4.728%	4/26/2012 10:03:02 AM	Rejected: Price			
#21470	25	99.000000	4.730%	4/25/2012 7:36:26 PM	Rejected: Price			
#27514	100	99.000000	4.730%	4/26/2012 9:19:14 AM	Rejected: Price			
#30358	10	98.913350	4.750%	4/25/2012 5:48:38 PM	Rejected: Price			
#13264	5	98.913350	4.750%	4/25/2012 6:46:04 PM	Rejected: Price			
#18373	20	98.913350	4.750%	4/25/2012 11:52:58 PM	Rejected: Price			
#16791	25	98.913350	4.750%	4/26/2012 2:04:06 AM	Rejected: Price			
#30139	10,000	98.910000	4.751%	4/26/2012 8:22:07 AM	Rejected: Price			
#16612	25	98.820000	4.772%	4/25/2012 10:36:15 PM	Rejected: Price			
#25702	300	98.810000	4.774%	4/26/2012 10:03:02 AM	Rejected: Price

#15178	50	98.800000	4.776%	4/25/2012 5:11:30 PM	Rejected: Price
#28519	5	98.800000	4.776%	4/25/2012 7:06:58 PM	Rejected: Price
#16805	50	98.784338	4.780%	4/25/2012 5:02:59 PM	Rejected: Price
#23104	19	98.780000	4.781%	4/26/2012 8:44:32 AM	Rejected: Price
#23085	10	98.762855	4.785%	4/25/2012 6:19:52 PM	Rejected: Price
#26795	50	98.760000	4.786%	4/26/2012 10:25:04 AM	Rejected: Price
#27105	10	98.754263	4.787%	4/25/2012 5:35:12 PM	Rejected: Price
#14796	16	98.754263	4.787%	4/25/2012 7:34:17 PM	Rejected: Price
#27180	125	98.750000	4.788%	4/25/2012 4:35:29 PM	Rejected: Price
#17916	1,000	98.750000	4.788%	4/25/2012 4:53:37 PM	Rejected: Price
#30192	6,000	98.750000	4.788%	4/25/2012 5:29:27 PM	Rejected: Price
#29224	1	98.750000	4.788%	4/25/2012 5:57:55 PM	Rejected: Price
#27491	10	98.750000	4.788%	4/25/2012 8:11:57 PM	Rejected: Price
#27514	100	98.750000	4.788%	4/26/2012 9:23:42 AM	Rejected: Price
#29824	1,500	98.750000	4.788%	4/26/2012 9:37:05 AM	Rejected: Price
#30101	35,000	98.750000	4.788%	4/26/2012 10:38:16 AM	Rejected: Price

Auction Totals:	**100,000 units**	**$ 100,249,372.01**	**$ 425,000.00**	**$ 100,674,372.01**

Page 3 of 3

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated April 24, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Our Affiliates:

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.